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Exhibit 4.5(a)

FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

        THIS FIRST AMENDMENT (this "Amendment"), dated April 1, 2003, to the REGISTRATION RIGHTS AGREEMENT dated as of October 31, 2002 (the "Agreement"), is by and among Metals USA, Inc., a Delaware corporation (the "Company"), Citadel Equity Fund Ltd., a Cayman Islands company ("Citadel Equity Fund"), and Citadel Distressed Opportunity and Credit Fund Ltd., a Cayman Islands company (together with the Citadel Equity Fund, the "Initial Holders").

        WHEREAS, the Company is required to prepare and file with the Securities Exchange Commission (the "Commission") a shelf registration statement (the "Shelf Registration Statement") on Form S-3 or another appropriate form no later than April 10, 2003 covering shares of the Company's common stock, par value $.01 per share, held by the Initial Holders;

        WHEREAS, the Company reasonably believes that it will not be eligible to file the Shelf Registration Statement with the Commission on Form S-3 until May 1, 2003; and

        WHEREAS, to allow the Company to file the Shelf Registration Statement with the Commission on Form S-3, the Company and the Initial Holders have agreed to enter into this Amendment to, among other things, extend the date by which the Company is obligated to file the Registration Statement.

        NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

        Section 1. Definitions.    Undefined capitalized terms in this Amendment are defined in the Agreement.

        Section 2. Amendments.    The Agreement is hereby amended as follows:

  1.
  The first sentence of Section 2 of the Agreement is amended and restated to read as the following:

          "The Company shall prepare, and, as soon as practicable but in no event later than May 1, 2003 (the "Mandatory Filing Date"), file with the Commission a shelf registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities for which information has timely been provided to the Company pursuant to Section 9(b) (a "Shelf Registration")."

  2.
  Section 4 of the Agreement is amended to add the following new subsection (r) at the end thereof:

          "(r) Upon the written request of the Initial Holders given at any time after May 1, 2004, if at the time such notice is given the Common Shares are (and at all times during the immediately preceding 90-day period have been) eligible for listing on the National Market System of the NASDAQ Stock Market, the Company shall use its reasonable best efforts to cause the New Common Stock, including the Common Shares, to be authorized for listing on the National Market System of the NASDAQ Stock Market."

        Section 3. Effectiveness.    This Amendment shall be effective upon the delivery of executed signature pages (or facsimile copies thereof) by the Company and the Initial Holders each to the other. Except as expressly modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

        Section 4. Miscellaneous.    Section 11 of the Agreement governs this Amendment.

[Signature Page Follows.]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY:
METALS USA, INC.
By:	/s/ JOHN A. HAGEMAN
Name:	John A. Hageman
Title:	Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
INITIAL HOLDERS:
CITADEL EQUITY FUND LTD.
By: Citadel Limited Partnership Its: Portfolio Manager
By: GLB Partners, L.P. Its: General Partner By: Citadel Investment Group, L.L.C. Its: General Partner
By:	/s/ ADAM COOPER
Name:	Adam Cooper
Title:	Senior Managing Director and General Counsel
CITADEL DISTRESSED OPPORTUNITY AND CREDIT FUND LTD.
By: Citadel Limited Partnership Its: Portfolio Manager
By: GLB Partners, L.P. Its: General Partner By: Citadel Investment Group, L.L.C. Its: General Partner
By:	/s/ ADAM COOPER
Name:	Adam Cooper
Title:	Senior Managing Director and General Counsel

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FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT